                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
                                P.O. BOX HM 2939
                            CROWN HOUSE, THIRD FLOOR
                              4 PAR-LA-VILLE ROAD
                            HAMILTON HM 08, BERMUDA

                                                                   April 2, 2003

Dear Shareholder:

    You are cordially invited to attend the Annual General Meeting of Shareholders of Scottish Annuity & Life Holdings, Ltd. to be held at the Fairmont Southampton Princess, 101 South Shore Road, Southampton SN 02, Bermuda, on Monday, May 5, 2003, at 11:00 a.m. Bermuda time.

    The attached Notice of Annual General Meeting and Proxy Statement describe fully the formal business to be transacted at the Annual General Meeting. During the Annual General Meeting, shareholders will consider and vote upon the election of three Class II directors, and the ratification of the appointment of Ernst & Young LLP as our independent auditors for 2003.

    Certain directors and officers will be present at the Annual General Meeting and will be available to respond to any questions you may have. We hope you will be able to attend.

    We urge you to review carefully the accompanying material and to return the enclosed proxy card promptly. Please sign, date and return the enclosed proxy card without delay. If you attend the Annual General Meeting, you may vote in person even if you have previously mailed a proxy.

                                          Sincerely,

                                          [GRAPHIC]

                                          Michael C. French
                                          Chairman and Chief Executive Officer

           EACH VOTE IS IMPORTANT. PLEASE ENSURE THAT YOUR VOTE COUNTS BY
             COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY.

               The date of this proxy statement is April 2, 2003.

    The approximate date of mailing for this proxy statement and proxy card(s) is April 2, 2003.

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
                                P.O. BOX HM 2939
                            CROWN HOUSE, THIRD FLOOR
                              4 PAR-LA-VILLE ROAD
                            HAMILTON HM 08, BERMUDA

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 5, 2003

    NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of Scottish Annuity & Life Holdings, Ltd. (the "Company") will be held at the Fairmont Southampton Princess, 101 South Shore Road, Southampton SN 02, Bermuda, on Monday, May 5, 2003, at 11:00 a.m. Bermuda time for the following purposes:

    1. To elect three Class II directors to the Company's Board of Directors for terms expiring in 2006.

    2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2003.

    3. To consider such other business as may properly come before the Annual General Meeting or any adjournments thereof.

    Information concerning the matters to be acted upon at the Annual General Meeting is set forth in the accompanying Proxy Statement.

    The close of business on March 10, 2003 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Annual General Meeting or any adjournments thereof. For a period of at least 10 days prior to the Annual General Meeting, a complete list of shareholders entitled to vote at the Annual General Meeting will be open for examination by any shareholder during ordinary business hours at the offices of the Company at 4 Par-la-Ville Road, Hamilton HM 08, Bermuda.

    SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. SIGNING AND RETURNING A PROXY CARD WILL NOT PROHIBIT YOU FROM ATTENDING THE ANNUAL GENERAL MEETING. PLEASE NOTE THAT THE PERSON DESIGNATED AS YOUR PROXY NEED NOT BE A SHAREHOLDER.

                                          By Order of the Board of Directors,

                                          [GRAPHIC]

                                          Scott E. Willkomm
                                          President

Hamilton, Bermuda
April 2, 2003

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
GENERAL QUESTIONS AND ANSWERS...............................       1

PROPOSAL FOR ELECTION OF DIRECTORS (Proposal No. 1).........       4

CERTAIN TRANSACTIONS........................................      11

MANAGEMENT COMPENSATION.....................................      12

  -  Summary Compensation Table.............................      12

  -  Options Granted During Fiscal Year 2002................      13

  -  Options Exercised During Fiscal Year 2002 and Fiscal
    Year-End Option Values..................................      14

  -  Compensation of Directors..............................      14

  -  Employment and Change of Control Agreements............      14

  -  Compensation Committee Interlocks and Insider
    Participation...........................................      16

REPORT ON EXECUTIVE COMPENSATION............................      16

  -  Executive Pay Policy and Objectives....................      16

  -  Base Salary and Bonuses................................      17

  -  Compensation of Chief Executive Officer................      17

  -  Stock Options..........................................      18

  -  Performance Graph......................................      18

  -  Comparison of Cumulative Shareholder Return............      18

  PROPOSAL FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT
    AUDITORS (Proposal No. 2)...............................      19

  -  Audit Committee Report.................................      19

  -  Fees Billed to the Company by Ernst & Young LLP........      20

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....      20

ANNUAL REPORT...............................................      21

Annex A--Audit Committee Charter............................     A-1

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
                                P.O. BOX HM 2939
                            CROWN HOUSE, THIRD FLOOR
                              4 PAR-LA-VILLE ROAD
                            HAMILTON HM 08, BERMUDA

                                PROXY STATEMENT
                                      FOR
                     ANNUAL GENERAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 5, 2003

                         GENERAL QUESTIONS AND ANSWERS

Q: WHEN IS THE PROXY STATEMENT BEING MAILED?

A: This Proxy Statement of Scottish Annuity & Life Holdings, Ltd. (the
    "Company," "we," "us" or "our") will first be mailed on or about April 2, 2003 to shareholders of the Company by the Board of Directors (the "Board") to solicit proxies for use at the Annual General Meeting of Shareholders.

Q: WHEN IS THE ANNUAL GENERAL MEETING AND WHERE WILL IT BE HELD?

A: The Annual General Meeting will be held on Monday, May 5, 2003 at 11:00 a.m.
    Bermuda time at the Fairmont Southampton Princess, 101 South Shore Road, Southampton SN 02, Bermuda.

Q: WHO IS ASKING FOR MY VOTE AT THE MEETING?

A: The Board asks that you vote on the proposals listed in the Notice of the Annual General Meeting of Shareholders. The votes will be taken at the Annual General Meeting on May 5, 2003, or, if the Annual General Meeting is adjourned, at any later meeting. The Board recommends that you vote "FOR" each of the proposals.

Q: WHO MAY ATTEND THE ANNUAL GENERAL MEETING?

A: All shareholders of the Company may attend the Annual General Meeting.
    Shareholders entitled to attend and vote at the above meeting are entitled to appoint one or more proxies to attend and vote in their place. A proxy need not be a shareholder of the Company.

Q: WHO IS ENTITLED TO VOTE?

A: Shareholders as of the close of business on March 10, 2003 (the "Record
    Date") are entitled to vote at the Annual General Meeting. Each ordinary share is entitled to one vote subject to certain adjustments that may be made under the Company's Articles of Association.

    In certain circumstances, the Company's Articles of Association provide for the reduction of a shareholder's voting rights to ensure that no shareholder, other than Pacific Life Insurance Company, may have 10% or more of the voting rights outstanding. Pacific Life may not have more than 24.9% of the voting rights outstanding.

Q: WHAT AM I BEING ASKED TO VOTE ON?

A: You will be voting on:

    1. The election of three Class II directors to the Board for terms expiring in 2006;

    2. The ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for 2003; and

    3. Such other business as may properly come before the Annual General Meeting or any adjournments thereof.

Q: HOW DO I VOTE?

A: You may vote by either attending the Annual General Meeting or by appointing a proxy by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. We encourage you to complete and send in your proxy card. If you then decide to attend the Annual General Meeting, you may revoke your proxy by voting in person.

    All shares represented by valid proxies, unless the shareholder otherwise specifies, will be voted:

    - "FOR" the election of each of the three persons identified in "Proposals for Election of Directors" as nominees for election as Class II directors of the Company for terms expiring in 2006;

    - "FOR" the ratification of Ernst & Young LLP as the independent auditors of the Company for 2003; and

    - At the discretion of the proxy holders with regard to any other matter that may properly come before the Annual General Meeting.

    Where a shareholder has properly specified how a proxy is to be voted, it will be voted by the proxy accordingly. The proxy may be revoked at any time by (1) providing written notice of revocation to the Company at our registered office or to Computershare Investor Services, 1601 Elm Street, Suite 4340, Dallas, Texas 75201 by 5:00 p.m. (Bermuda time) on May 1, 2003, or (2) attending the Annual General Meeting and voting in person.

Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: If you receive more than one proxy card, it is because your shares are held in more than one account. You will need to sign and return all proxy cards to insure that all your shares are voted.

Q: WHO WILL COUNT THE VOTE?

A: Representatives of Computershare Investor Services, our transfer agent, will tabulate the votes and act as inspectors of election.

Q: WHAT CONSTITUTES A QUORUM FOR THE ANNUAL GENERAL MEETING?

A: As of the Record Date, 26,944,290 ordinary shares of the Company were issued and outstanding. The presence, in person or by proxy, of members holding at least fifty percent (50%) of the issued and outstanding ordinary shares entitled to vote at the Annual General Meeting will constitute a quorum for purposes of approval of the election of directors and the ratification of appointment of our independent auditors. If you submit a properly executed proxy card, then you will be considered part of the quorum. Votes that are withheld and broker non-votes will be counted towards a quorum.

Q: WHAT IS THE REQUIRED VOTE FOR ELECTION OF EACH DIRECTOR?

A: The required vote for election of each director is the affirmative vote by ordinary resolution of the holders of at least a majority of the issued and outstanding ordinary shares of the Company present and voting in person or by proxy at the Annual General Meeting.

    The Company intends to conduct all voting at the Annual General Meeting by poll. In a poll, each shareholder present in person or by proxy will have one vote for each ordinary share registered in its name.

Q: WHAT IS THE REQUIRED VOTE FOR RATIFICATION OF THE INDEPENDENT AUDITOR?

A: The required vote for the ratification of the independent auditor is the affirmative vote by ordinary resolution of the holders of at least a majority of the issued and outstanding ordinary shares of the Company present and voting in person or by proxy at the Annual General Meeting. The Company intends to conduct all voting at the Annual General Meeting by poll.

Q: WHO ARE THE COMPANY'S INDEPENDENT AUDITORS?

A: The Board has selected Ernst & Young LLP as independent auditors to examine the Company's accounts for the current fiscal year. Representatives of Ernst & Young LLP will be present at the Annual General Meeting. Such representatives may make a statement if they desire to do so and will be available to answer appropriate questions.

Q: ARE THERE OTHER MATTERS TO BE ACTED UPON AT THE ANNUAL GENERAL MEETING?

A: We do not know of any other matters to be presented or acted upon at the Annual General Meeting.

    If any other matter is presented at the Annual General Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the proxy holders.

Q: HOW MUCH DID THIS PROXY SOLICITATION COST?

A: Georgeson Shareholder Communications, Inc. was hired to assist in the distribution of proxy materials and solicitation of votes at a cost of US $5,000 plus out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of ordinary shares. Our officers and regular employees may also solicit proxies, but they will not be specifically compensated for such services.

Q: WHEN ARE SHAREHOLDER PROPOSALS FOR INCLUSION IN THE PROXY STATEMENT FOR THE
    2004 ANNUAL GENERAL MEETING DUE?

A: In order to be considered for inclusion in the proxy statement for the 2004
    Annual General Meeting of Shareholders, shareholder proposals must be in writing and received by December 3, 2003, by Scottish Annuity & Life Holdings, Ltd., P.O. Box HM 2939, Crown House, Third Floor, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda, Attn: Secretary.

Q: WHEN ARE SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2004 ANNUAL GENERAL
    MEETING DUE?

A: If you desire to submit a proposal for consideration at a meeting of shareholders, or to nominate persons for election as Directors at any meeting duly called for the election of Directors, written notice of your intent to make such proposal or nomination must be given and received by the Company Secretary at our principal executive office not later than (1) with respect to an Annual General Meeting of Shareholders, sixty (60) days prior to the anniversary date of the immediately preceding Annual General Meeting, and (2) with respect to an Extraordinary General Meeting, the close of business on the tenth (10th) day following the date on which notice of such meeting is first sent or given to shareholders. Each notice shall describe the proposal or nomination in sufficient detail for a proposal or nomination to be summarized on the agenda for the meeting and shall set forth (1) the name and address, as it appears on the books of the Company, of the shareholder who intends to make the proposal or nomination; (2) a representation that the shareholder is a holder of record of the Company's ordinary shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination; and (3) the class and number of shares of the Company's ordinary shares which are beneficially owned by the shareholder.

    In addition, in the case of a shareholder's proposal, the notice shall set forth the reasons for conducting such proposed business at the meeting and any material interest of the shareholder in such business.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the Annual General Meeting you should contact our President, Scott E. Willkomm, at 441-298-4364.

                       PROPOSAL FOR ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

    The Board is presently comprised of nine directors divided into three classes: Class I, Class II and Class III. Each class consists of three directors generally elected in alternating years with each class serving for a term of three years. Directors generally serve until the Annual General Meeting of Shareholders in the year in which their term expires or until a successor is elected and qualified.

PROPOSAL NO. 1

    Michael Austin, Lord Norman Lamont and Scott E. Willkomm have been nominated for election as Class II directors. Mr. Austin has been a director since 1998. Lord Lamont was first elected as a Class II director in December 2001 to fill a vacancy created by the increase in the size of the Board to nine directors. In accordance with our Articles of Association, since Lord Lamont was initially elected by our Board and not our shareholders, he was required to stand for election by our shareholders at our 2002 Annual General Meeting. Lord Lamont was formally elected by our shareholders to serve the remainder of the term of a Class II director expiring at our Annual General Meeting of Shareholders in 2003. Mr. Willkomm has been a director since 2000. Upon election, each of Mr. Austin, Lord Lamont and Mr. Willkomm will serve for a three year term expiring at the Annual General Meeting of Shareholders in 2006 or until his successor is elected and qualified.

VOTE REQUIRED

    In order to be elected a director, each of the above nominees must receive the affirmative vote by ordinary resolution of the holders of at least a majority of the issued and outstanding ordinary shares of the Company present and voting in person or by proxy. Votes that are withheld, abstentions and broker non-votes will be deemed present and entitled to vote but will not be counted as a vote for or against the election of each director, and therefore will not have the effect of a vote against the election of each director. The Company intends to conduct all voting at the Annual General Meeting by poll.

         THE BOARD RECOMMENDS VOTING "FOR" THE ELECTION OF EACH OF THE
                        NOMINEES FOR CLASS II DIRECTOR.

    All the nominees have indicated their willingness to serve as members of the Board if elected; however, in case any nominee becomes unavailable for election to the Board for any reason not presently known or contemplated, the proxy holders have discretionary authority to vote the proxy for a substitute nominee or nominees. The following sets forth information as to the nominees for election at the Annual General Meeting and each of the directors whose term of office will continue after the Annual General Meeting, including their ages, present principal occupations, other business experiences during the last five years, membership on committees of the Board and directorships in other publicly-held companies.

CURRENT BOARD MEMBERS

                                                                                            YEAR TERM
NAME                                                         AGE           POSITION          EXPIRES
----                                                       --------   -------------------   ---------
Class II nominees for terms ending in 2006:
  Michael Austin (1)(2)(3)...............................     67           Director           2003
  Lord Norman Lamont (2)(3)..............................     60           Director           2003
  Scott E. Willkomm (4)..................................     37           Director           2003
Continuing Directors:
  Michael C. French (4)..................................     60      Director (Chairman)     2004
  Hazel R. O'Leary (1)(3)(4).............................     65           Director           2004
  Khanh T. Tran (1)(3)...................................     46           Director           2004
  G. William Caulfield-Browne (1)(2)(3)..................     58           Director           2005
  Robert M. Chmely (1)(3)(4).............................     68           Director           2005
  Glenn S. Schafer (2)(4)................................     53           Director           2005

------------------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Corporate Governance Committee.

(4) Member of the Finance and Investment Committee.

    Michael Austin has served as a director since October 1998. Mr. Austin retired in 1992 as the Managing Partner of the Cayman Islands office of KPMG Peat Marwick, an international accounting and consulting firm. Mr. Austin was a partner resident in the Cayman Islands office for over 20 years. Since 1992, Mr. Austin has been self-employed as a chartered accountant. Mr. Austin currently serves as a Director of the Cayman Islands Monetary Authority for a three-year term expiring on December 31, 2003.

    G. William Caulfeild-Browne has served as a director since June 1999.
Mr. Caulfeild-Browne was the Chief Operating Officer for Swiss Re Life and Health of America from 1996 to 1998. He was Chief Operating Officer of The Mercantile and General Reinsurance Company, U.S., from 1990 to 1996, Senior Vice President from 1986 to 1990 and Vice President, Marketing from 1981 to 1986.

    Robert M. Chmely has served as a director since October 1998. Mr. Chmely retired from The Prudential Insurance Company in November 1997. From
December 1995 to November 1997, Mr. Chmely was President of Prudential Asset Management Group, the corporate pension business of The Prudential Insurance Company of America, and from December 1994 to December 1995, he was Chief Financial Officer of Prudential Asset Management Group. From December 1990 to December 1994, Mr. Chmely served as Senior Managing Director of Portfolio Management at The Prudential Insurance Company of America. He is a Fellow of the Society of Actuaries and a Chartered Financial Analyst.

    Michael C. French has served as a director and Chief Executive Officer of the Company since May 1998, and served as our President from May 1998 to March 2000. Mr. French has also been Chairman of the Board since March 2000. He was a Managing Director of Maverick Capital, Ltd. From 1993 to 1996, and a consultant to the law firm of Jones, Day, Reavis & Pogue from 1995 to January 2000. From 1996 to May 1998, Mr. French was a Managing Director of The Scottish Annuity Company (Cayman) Ltd. He was a director of Sterling
Software, Inc. from July 1992 until its acquisition by another company in March 2000 and a director of Michaels Stores, Inc., a national specialty retail chain, from 1992 to August 2000. Mr. French was a partner with the law firm of Jackson & Walker, L.L.P. from 1976 through 1995. Mr. French received a B.B.A. and J.D. from Baylor University.

    Lord Norman Lamont has served as a director in December 2001. From 1990 to 1993, Lord Lamont served as Chancellor of the Exchequer (Treasury Secretary), chairing the G7 group of Finance Ministers and the European Union Finance Ministers. Lord Lamont served as a Conservative Member of Parliament from 1972 to 1993, served as a Minister in the Departments of Energy, Trade & Industry, Defense and Treasury from 1979 to 1997, and became a member of the British House of Lords in 1998. Lord Lamont currently serves as a director of the Balli Group plc, a commodities trading company that specializes in steel, petrochemicals and non-ferrous metals. He also is an advisor to Rotch Property Group Ltd., one of Britain's largest private property companies. He also is a director of Compagnie Internationale de Participations Bancaires et Financieres, Banca Commerciala Robank, European Growth and Income Trust, and Jupiter Finance and Income Trust. He is Chairman of the East European Food Fund. Lord Lamont previously was a director of N.M. Rothschild & Sons Ltd. for whom he worked for more than 15 years.

    Hazel R. O'Leary has served as a director since February 2001. Ms. O'Leary is the President of O'Leary & Associates, Inc., an energy consulting firm with a diverse mix of domestic and international energy producers and consumers as clients. Ms. O'Leary was the President and Chief Operating Officer of
Blaylock & Partners, an investment banking firm, from 1997 to 2002. From 1993 to 1997, Ms. O'Leary served as United States Secretary of Energy, and from 1977 to 1981 served as Administrator and Deputy Administrator of the Department of Energy's Economic Regulatory Administration. Ms. O'Leary serves as a director on the boards of UAL Inc., the parent of United Airlines; AES Corporation, a global independent power producer; and Alchemix Corporation, an energy technology company. Ms. O'Leary also serves as a director on the nonprofit boards of the World Wildlife Fund, Morehouse College, and The Andrew Young Center of International Development.

    Glenn S. Schafer became a director in December 2001 in connection with our acquisition of World-Wide Holdings from Pacific Life. Since January 1995,
Mr. Schafer has been President of Pacific Life Insurance Company. Mr. Schafer is a member of the board of directors of Court Appointed Special Advocates (CASA). Mr. Schafer graduated, magna cum laude, from Michigan State University with a Bachelor of Science degree in accounting. He received an MBA in finance, summa cum laude, from the University of Detroit in 1976 and is a CPA.

    Khanh T. Tran became a director in December 2001 in connection with our acquisition of World-Wide Holdings from Pacific Life. Mr. Tran also serves as a director of Pacific Life, Pacific Financial Products, Inc., PM Realty
Advisors, Inc., the College Savings Bank and the Aviation Capital Group. Since April 2001, Mr. Tran has been Executive Vice President and since June 1996, he has been Chief Financial Officer of Pacific Life. Mr. Tran graduated from Whittier College, with a B.A. in economics and political science and received an MBA from the University of California, Los Angeles in finance and marketing.

    Scott E. Willkomm has served as a director since June 2000, and as our President since March 2000. He also served as the Company's Chief Financial Officer from September 2000 to April 2002. Mr. Willkomm was a Managing Director of Prudential Securities Incorporated from March 1999 to March 2000 and a Director from July 1996 to February 1999. Mr. Willkomm served as a Senior Vice President of Oppenheimer & Co., Inc. from May 1995 to July 1996 and a Vice President from March 1992 to April 1995. He is a graduate of Bowdoin College.

EXECUTIVE OFFICERS

NAME                                          AGE                           POSITION
----                                        --------   ---------------------------------------------------
Michael C. French.........................     60      Chief Executive Officer
Scott E. Willkomm.........................     37      President
Oscar R. Scofield.........................     62      Chief Executive Officer, Scottish Re (U.S.), Inc.
                                                       Executive Vice President and Chief Financial
Elizabeth Murphy..........................     49      Officer
                                                       Executive Vice President and Chief Investment
Thomas A. McAvity, Jr.....................     61      Officer
Clifford J. Wagner........................     44      Executive Vice President and Chief Actuary
J. Clay Moye..............................     47      President, Scottish Re (U.S.), Inc.

    Thomas A. McAvity, Jr. has served as Executive Vice President and Chief Investment Officer since September 2000. Mr. McAvity's investment management career spans 30 years and all major asset classes. From 1996 to 2000, he was Vice President-Asset Liability Management with Allstate Life Insurance Company in Northbrook, Illinois. From 1989 to 1996, he was Vice President-Quantitative Research in the investment management subsidiary of Lincoln National Corporation. Prior to that, he held positions at Alex. Brown & Sons, Inc. and B.
F. Saul Company. He is a graduate of Yale University and holds an MBA from Harvard Business School.

    J. Clay Moye has served as President of Scottish Re (U.S.), Inc. since February 2003. Mr. Moye has previously served as Executive Vice President--Reinsurance and Executive Vice President--Operations of Scottish Re (U.S.), Inc. since December 1999. From 1993 to 1999, Mr. Moye was Vice President, Regional Reinsurance Sales for Transamerica Reinsurance in Charlotte, North Carolina. Mr. Moye has held sales and management positions in various life, health, and property & casualty insurance companies including Liberty Mutual, Fred S. James & Co., and Blue Cross and Blue Shield. Mr. Moye maintains a Chartered Life Underwriter and Chartered Financial Consultant professional designation. He is a graduate of Clemson University.

    Elizabeth Murphy has served as Executive Vice President and Chief Financial Officer since April 2002. She is responsible for the day-to-day financial operations of the Company and its subsidiaries. From January 2001 to March 2002, Ms. Murphy was the Treasurer at ACE Limited. From December 1993 through December 2000 she served as the Chief Financial Officer of ACE Tempest Reinsurance Ltd. Prior to joining ACE Tempest Re, she served in Senior Audit Manager positions with PricewaterhouseCoopers in Bermuda and London. Ms. Murphy is a graduate of the University of Southampton in England and a member of the Institute of Chartered Accountants in England and Wales.

    Oscar R. Scofield has served as Chairman and Chief Executive Officer of Scottish Re (U.S.), Inc. since February 2003. He joined Scottish Re
(U.S.), Inc. as its President and Chief Operating Officer in September 2000. During the period immediately prior to joining Scottish Re (U.S.), Inc. he was a co-owner of the Chapfield Corporation from July 1995 to September 2000, providing expert witness opinions and consulting and intermediary services to many large insurance and reinsurance companies. Mr. Scofield has 37 years of experience in the insurance business. He has held senior management positions at GECC, Transamerica and General Re where he served as President, Chief Executive Officer and a director of the General Reassurance Corporation. He is a graduate of Wartburg College where he currently serves as a member of the Board of Regents.

    Clifford J. Wagner has been Executive Vice President and Chief Actuary since January 2002. Mr. Wagner served as Executive Vice President and Chief Actuary, Risk Management of Scottish Re (U.S.), Inc. from December 1999 to
December 2001. Prior to joining Scottish Re (U.S.), Inc., Mr. Wagner spent four years as a marketing actuary with Transamerica Reinsurance Company from November 1995 to December 1999. His 20-year career in the actuarial profession includes 10 years with Time Insurance (now part of the Fortis Group) and three years with the Hartford Insurance Group.

Mr. Wagner holds a B.S. degree in actuarial mathematics from the University of Wisconsin, Madison. He is a Fellow of the Society of Actuaries (FSA), a Member of the American Academy of Actuaries (MAAA) and also has earned Chartered Life Underwriter (CLU), Chartered Financial Consultant (ChFC) and Fellow Life Management Institute (FLMI) designations.

                         BOARD MEETINGS AND COMMITTEES

    The Board met four times during fiscal year 2002. Each of the individual Board committees held separate meetings during fiscal year 2002.

    The Board had three standing committees in fiscal year 2002: the Audit Committee, the Finance and Investment Committee and the Compensation Committee. The Board did not have a separate standing nominating committee in 2002 but did approve the creation of the Corporate Governance Committee at its February 10, 2003 meeting.

    - The Audit Committee (1) recommends to the Board annually, and at other appropriate times, the firm of certified public accountants to be retained as our independent accountants and, in connection therewith, reviews the professional services to be provided by the independent accountants and the proposed fees therefore, and the independence of such firm from our management, considering, among other things, non-auditing services to be provided by the independent accountants; (2) reviews with the independent accountants their plans for and scope of their annual audit and other examinations; (3) reviews with the independent accountants the report of their annual audit, or proposed report of their annual audit, the accompanying management letter, if any, and the reports of the results of such other examinations that they may undertake; (4) reviews with our appropriate officers and the independent accountants the annual financial statements; (5) reviews with the appropriate officers our ongoing audit activities, examinations, and the results thereof; (6) reviews with the appropriate officers and the independent accountants the adequacy of our internal accounting controls, auditing procedures, and practices and its financial, auditing, and accounting organizations and personnel;
      (7) reviews with the appropriate officers any recommendations made by the independent accountants, as well as such other matters, if any, as such persons may desire to bring to the attention of the Audit Committee; and
      (8) reviews such other matters in relation to our accounting, auditing, and financial reporting practices and procedures as the Audit Committee may deem desirable in connection with the review function described above. In fiscal year 2002, the Audit Committee members were Michael Austin, G. William Caulfeild-Browne, Robert M. Chmely, Hazel R. O'Leary, and Khanh T. Tran. The Audit Committee met four times during fiscal year 2002. All of the members of the Audit Committee are independent directors.

    - The Compensation Committee met four times during fiscal year 2002. On February 11, 2002 the Board dissolved the Option Committee and transferred all of its duties and responsibilities to the newly created Compensation Committee. The Compensation Committee oversees the administration of the Company's Second Amended and Restated 1998 Stock Option Plan, the 1999 Stock Option Plan, the Harbourton Employee Options and the 2001 Stock Option Plan (collectively "Option Plans"). The Compensation Committee
      (1) recommends the Company's compensation policies and procedures to the Board, (2) reviews performance of Company officers, (3) approves base salary levels, and (4) oversees the administration of the Option Plans and other incentive compensation plans. The Compensation Committee members are Michael Austin, G. William Caulfeild-Browne, Lord Norman Lamont and Glenn
      S. Schafer. All the members of the Compensation Committee are independent directors.

    - The Corporate Governance Committee held its initial meeting on February 10, 2003. Prior to that date, the full Board performed all the duties of the Corporate Governance Committee. The Corporate Governance Committee (1) identifies and makes recommendations to the Board on individuals qualified to serve as Board members; (2) develops and recommends to the Board corporate governance guidelines applicable to the Company; (3) takes a leadership role in shaping the corporate governance of the Company; (4) reviews and recommends the renomination of incumbent directors; (5) reviews and recommends committee appointments; (6) leads the Board in its annual review of the Board's performance; and
      (7) performs other related tasks, such as studying the size, committee structure, and meeting frequency of the Board. In addition, the Corporate Governance Committee develops and reviews background information for candidates for the Board, including those recommended by shareholders, and makes recommendations to the Board regarding such candidates. Any shareholder wishing to propose a nominee to the Board should submit a recommendation in writing to the Company's Secretary, indicating the nominee's qualifications and other relevant information and providing confirmation of the nominee's consent. The Corporate Governance Committee members are Lord Norman Lamont, Hazel R. O'Leary, Robert M. Chmely, Mike Austin, Bill Caulfeild-Browne and Khanh T. Tran. All the members of the Corporate Governance Committee are independent directors.

    - The Finance and Investment Committee establishes and monitors the Company's investment policies, the performance of the Company's investment managers and the Company's banking and/or financing relationships. The Finance and Investment Committee members are Robert M. Chmely, Michael C. French, Hazel R. O'Leary, Glenn S. Schafer and Scott E. Willkomm. The Finance and Investment Committee met six times during fiscal year 2002.

                PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

    The following table sets forth the beneficial ownership of our ordinary shares by all persons who beneficially own 5% or more of the ordinary shares, by each director and named executive officer and by all directors, director nominees and executive officers as a group as of February 28, 2003.

                                                               NUMBER OF     PERCENT
NUMBER OF PERCENT OF NAME AND ADDRESS OF BENEFICIAL OWNERS(1)   SHARES       OF CLASS
-------------------------------------------------------------  ---------   ------------
Michael C. French(2)(3).....................................     972,750       3.51%
Michael Austin(3)...........................................      16,000          *
G. William Caulfeild-Browne(3)..............................      26,000          *
Robert M. Chmely(3).........................................      22,700          *
Lord Norman Lamont(3).......................................      10,000          *
Thomas A. McAvity, Jr.(3)...................................     102,600          *
Hazel R. O'Leary(3).........................................      16,700          *
Glenn S. Schafer(4).........................................           0          *
Oscar R. Scofield(3)........................................     147,349          *
Elizabeth A. Murphy (3).....................................      20,000          *
Clay Moye (3)...............................................      81,230          *
Clifford Wagner(3)..........................................      82,862          *
Khanh T. Tran(4)............................................           0          *
Scott E. Willkomm(3)........................................     468,557       1.71%
Artisan Partners Limited Partnership(5).....................   1,942,760       7.20%
Pacific Mutual Holding Company(6)...........................   4,532,380       16.8%
All directors, director nominees and executive officers as a group (fourteen persons)..................................
1,966,748                                                           7.30%

*   Less than 1%

------------------------

(1) Except as otherwise indicated, the address for each beneficial owner is c/o Scottish Annuity & Life Holdings, Ltd., P.O. Box HM 2939, Crown House, Third Floor, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda.

(2) Includes (i) 227,000 ordinary shares and 200,000 ordinary shares issuable upon the exercise of Class A warrants beneficially owned by an irrevocable trust of which Mr. French and certain family members are beneficiaries and
    (ii) 266,667 ordinary shares issuable upon the exercise of options beneficially owned by an irrevocable trust of which Mr. French and certain family members are beneficiaries. Mr. French disclaims beneficial ownership of such ordinary shares. Includes 84,583 ordinary shares issuable upon the exercise of options exercisable within 60 days and 150,000 ordinary shares issuable upon the exercise of Class A warrants exercisable within 60 days.

(3) Does not include ordinary shares issuable upon exercise of stock options not exercisable within 60 days.

(4) In accordance with Pacific Life's policy prohibiting Pacific Life executives from receiving direct, personal benefits from Pacific Life investments, Glenn. S. Schafer and Khanh T. Tran each transferred 16,000 ordinary shares issuable upon exercise of stock options to Pacific Life.

(5) Based on a Schedule 13G/A filed by Artisan Partners, Ltd. with the Securities and Exchange Commission on February 13, 2003. The address of Artisan Partners, Ltd. is 1000 North Water Street, Suite 1770, Milwaukee, WI 53202. Artisan Partners Limited Partnership is an investment adviser registered under section 203 of the Investment Advisers Act of 1940. Artisan Investment Corporation is the General Partner of Artisan Partners Limited Partnership; Mr. Ziegler and Ms. Ziegler are the principal stockholders of Artisan Investment Corporation.

(6) Based on a Schedule 13D filed by Pacific Mutual Holding Company with the Securities and Exchange Commission on January 11, 2002.The address of Pacific Mutual Holding Company is 700 Newport Center Drive, Newport Beach, CA 92660-6397. The directors of Pacific Mutual Holding Company are Richard M.

    Ferry, Donald E. Guinn, Allen W. Mathies, Jr., Donn B. Miller, Susan Westerberg Prager, Richard M. Rosenberg, Glenn S. Schafer, Thomas C. Sutton, James R. Ukropina and Khanh T. Tran, all of whom disclaim beneficial ownership of the shares of the Company owned by Pacific Mutual Holding Company, except to the extent of their pecuniary interest therein.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On December 31, 2001, the Company completed the acquisition of all of the issued and outstanding shares of World-Wide Holdings Limited from Pacific Life, pursuant to a Share Purchase Agreement between the Company and Pacific Life, which we refer to as the Share Purchase Agreement, dated as of August 6, 2001, as amended. As a result of the acquisition, World-Wide Holdings Limited became a wholly owned subsidiary of the Company, and Pacific Life received 4,532,380 of our ordinary shares. In connection with the Share Purchase Agreement, the Company entered into a Stockholder Agreement with Pacific Life, providing that as long as Pacific Life owns not less than 15% of our issued and outstanding ordinary shares, Pacific Life has the right to nominate 20% of the persons for election or reelection to the Board. In addition, as long as Pacific Life owns not less than 10%, but not more than 15%, of our issued and outstanding ordinary shares, Pacific Life has the right to nominate one person for election or reelection to the Board. As long as Pacific Life owns not less than 15% of our issued and outstanding shares, we have agreed that at least one of Pacific Life's nominees to the Board will serve on our Audit, Compensation, and Finance and Investment Committees. Mr. Schafer, the President of Pacific Life, and
Mr. Tran, the Executive Vice President and Chief Financial Officer of Pacific Life, were appointed as directors by the Board in December 2001 and were elected by shareholders in May 2002 as Class I and Class III directors respectively.

                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table includes certain summary information concerning the compensation awarded to, earned by or paid for services rendered in all capacities during 1999, 2000, 2001, and 2002 by the Company's Chief Executive Officer and the four most highly compensated executive officers who were serving as executive officers at the end of 2002.

                                                                                          LONG-TERM
                                                     ANNUAL COMPENSATION                COMPENSATION
                                           ---------------------------------------     ---------------
                                                                                           SHARES
                                                                    OTHER ANNUAL         UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR      SALARY     BONUS       COMPENSATION(1)     OPTIONS/SARS(2)   COMPENSATION(3)
---------------------------     --------   --------   --------     ---------------     ---------------   ---------------
Michael C. French (4).........    2002     $600,000   $400,000(5)      $     0               100,000         $13,928(6)
                                  2001      500,000    300,000               0                     0          15,254
                                  2000      500,000    250,000               0                     0          12,348
                                  1999      450,000     40,000               0               125,000               0

Scott E. Willkomm (7).........    2002     $510,000    400,000(8)            0                25,000         $29,727(9)
                                  2001      408,000    250,000               0                75,000          89,209
                                  2000      335,565    175,000               0               400,000         134,341

Oscar R. Scofield (10)........    2002     $300,000    200,000(11)           0                     0         $36,250(12)
                                  2001      250,000    175,000               0                40,000          28,202
                                  2000       77,025    125,000               0                75,000          13,086

Thomas A. McAvity, Jr.
  (13)........................    2002     $262,500     75,000(14)      57,000(15)                 0         $55,858(16)
                                  2001      265,117     75,000               0                15,000          42,375
                                  2000       84,769     85,000               0                75,000          10,334

Elizabeth Murphy (17).........    2002     $206,250   $225,000(18)     112,500(19)           100,000         $53,672(20)

--------------------------

(1) Perquisites and personal benefits furnished to the named executive officers that do not meet the disclosure thresholds established under the Securities and Exchange Commission regulations are not included in this column.

(2) Grants of stock options vest one-third each year commencing on the first anniversary of the grant.

(3) Includes contributions on behalf of the named executive officers under the 401(k) plan, pension contributions and specified premiums paid by the Company for certain life, health and disability insurance arrangements covering the named executive officers.

(4) Mr. French became Chief Executive Officer as of May, 1998. Effective April 6, 2000, Mr. French became Chairman of the Board.

(5) Mr. French's incentive bonus was approved by the Compensation Committee on February 10, 2003.

(6) Represents pension contributions in the amount of $3,180 and life, health and disability insurance expenses in the amount of $10,748.

(7) Mr. Willkomm became President on March 8, 2000.

(8) Mr. Willkomm's incentive bonus was approved by the Compensation Committee on February 10, 2003.

(9) Represents pension contributions in the amount of $18,707 and life, health and disability insurance expenses in the amount of $11,020.

(10) Mr. Scofield became Chairman and Chief Executive Officer of Scottish Re (U.S.), Inc. on February 10, 2003 and served previously as President and Chief Operating Officer of Scottish Re (U.S.), Inc. since September 2000.

(11) Mr. Scofield's incentive bonus was approved by the Compensation Committee on February 10, 2003.

(12) Represents 401(k) and pension contributions in the amount of $22,600 and life, health and disability insurance expenses in the amount of $13,650.

(13) Mr. McAvity became Executive Vice President and Chief Investment Officer on August 18, 2000.

(14) Mr. McAvity's incentive bonus was approved by the Compensation Committee on February 10, 2003.

(15) Includes $57,000 housing allowance as provided under Mr. McAvity's employment agreement.

(16) Represents pension contributions in the amount of $39,450 life, health and disability insurance expenses in the amount of $14,785 and club dues paid in the amount of $1,623.

(17) Ms. Murphy became Executive Vice President and Chief Financial Officer on April 1, 2002.

(18) Ms. Murphy received a signing bonus of $125,000 upon execution of her employment agreement. The reported amount also includes Ms. Murphy's 2002 incentive bonus which was approved by the Compensation Committee on February 10, 2003.

(19) Includes $112,500 housing allowance as provided under Ms. Murphy's employment agreement.

(20) Represents pension contributions in the amount of $44,375, life, health, and disability insurance expenses in the amount of $7,697 and club dues paid in the amount of $1,600.

OPTIONS GRANTED DURING FISCAL YEAR 2002

    The following table provides information related to options granted to the named executive officers during fiscal year 2002.

                                                                                  POTENTIAL REALIZED VALUE AT ASSUMED
                                                                                                ANNUAL
                                                                                      ANNUAL RATE OF COMMON SHARE
                                                                                                 PRICE
                                             INDIVIDUAL GRANTS                       APPRECIATION FOR OPTION TERM
                            ---------------------------------------------------   -----------------------------------
                              NUMBER OF     PERCENT OF
                            COMMON SHARES     TOTAL
                             UNDERLYING      OPTIONS     EXERCISE
                               OPTIONS      GRANTED TO   PRICE PER   EXPIRATION
NAME                           GRANTED      EMPLOYEES      SHARE        DATE         0%          5%           10%
----                        -------------   ----------   ---------   ----------   ---------   ---------   -----------
Michael C. French.........     100,000         11.8%      $17.30     2/10/2012          --    $568,034    $1,324,618
Scott E. Willkomm.........      25,000          3.0%       17.30     2/10/2012          --     142,009       331,154
Oscar R. Scofield.........      25,000          3.0%       17.30     2/10/2012          --     142,009       331,154
Elizabeth A. Murphy.......     100,000         11.8%       18.53     3/31/2012          --     460,135     1,240,953

------------------------

(1) The stock options issued after January 1, 2002 are exercisable in five equal installments commencing the first anniversary of their issuance.

(2) The potential realizable value columns of the table above illustrate the value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the price of the ordinary shares over the terms of the options. The use of the assumed 5% and 10% returns is established by the Securities and Exchange Commission and is not intended by the Company to forecast possible future appreciation of the price of the ordinary shares.

OPTIONS EXERCISED DURING FISCAL YEAR 2002 AND FISCAL YEAR-END OPTION VALUES

    The following table provides information, for each of the named executive officers, regarding the exercise of options during 2002 and unexercised options held as of December 31, 2002.

                                                                NUMBER OF SHARES
                                                                   UNDERLYING               VALUE OF UNEXERCISED
                                                                   UNEXERCISED                  IN-THE-MONEY
                                                                  OPTIONS/SARS                 OPTIONS/SARS AT
                                    SHARES                      DECEMBER 31, 2002             DECEMBER 31, 2002
                                  ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                               EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              -----------   --------   -----------   -------------   -----------   -------------
Michael C. French...............         --           --      33,333*        31,250*     $  144,999     $  352,734
Scott E. Willkomm...............     17,500     $155,351     133,334        341,666       1,546,674      3,485,201
Oscar R. Scofield...............         --           --      25,000         90,000         265,000        739,000
Thomas A. McAvity, Jr...........         --           --      25,000         65,000         258,750        595,875
Elizabeth Murphy................         --           --          --             --              --             --

* Does not include 266,667 options transferred in 2000 to an entity owned by a family trust controlled by an independent trustee and established for the benefit of Mr. French and certain family members. Mr. French disclaims beneficial ownership of such options and the underlying ordinary shares. Also does not include 193,750 options transferred pursuant to a divorce agreement.

COMPENSATION OF DIRECTORS

    Directors who are also our employees are not paid any fees or additional compensation for services as members of our Board or any committee thereof. Non-employee directors receive cash in the amount of $25,000 per annum and $3,000 per Board or committee meeting attended. In addition, the chairman of the Audit Committee receives a fee of $5,000 per meeting and the chairman of each of the other committees receives a fee of $3,500 per meeting. Pursuant to internal policies at Pacific Life, which forbid its officers from being compensated for taking Board positions in companies in which Pacific Life has an ownership interest, the compensation of Mr. Schafer and Mr. Tran is paid directly to Pacific Life. On May 2, 2002, each non-employee director was granted an option to purchase 2,000 ordinary shares pursuant to our Second Amended and Restated 1998 Stock Option Plan with an exercise price per share equal to the fair market value of $21.51.

    Subject to certain conditions, each non-employee director will be granted an option to purchase 2,000 ordinary shares at each successive annual general meeting with an exercise price equal to the fair market value of the ordinary shares at the date of grant.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

    MICHAEL C. FRENCH. Under his employment agreement, Mr. French has agreed to serve as Chief Executive Officer for a term commencing on February 10, 2003 and ending on February 10, 2006, to be automatically extended on each February 10 for an additional one year term, subject to 90 days advance written notice by either the Company or Mr. French of an intentions not to renew the employment agreement.

    SCOTT E. WILLKOMM. Under his employment agreement, Mr. Willkomm has agreed to serve as President for a term commencing on July 8, 2002 and ending on July 8, 2005, to be automatically extended on each July 8 for an additional one year term, subject to 90 days advance written notice by either the Company or Mr. Willkomm of an intention not to renew the employment agreement.

    OSCAR R. SCOFIELD. Under his employment agreement, Mr. Scofield has agreed to serve as Chairman and Chief Executive Officer of Scottish Re (U.S.), Inc., for a term commencing on

February 10, 2003 and ending on February 10, 2006, to be automatically extended on each February 10 for an additional one year term, subject to 90 days advance written notice by either the Company or Mr. Scofield of an intention not to renew the employment agreement.

    THOMAS A. MCAVITY, JR. Under his employment agreement, Mr. McAvity agreed to serve as Executive Vice President and Chief Investment Officer for term commencing on July 1, 2002 and ending on July 1, 2005, to be automatically extended on each July 1 for an additional one year term, subject to 90 days advance written notice by either the Company or Mr. McAvity of an intention not to renew the employment agreement.

    ELIZABETH A. MURPHY. Under her employment agreement, Ms. Murphy has agreed to serve as Executive Vice President and Chief Financial Officer for an initial term commencing on April 1, 2002 and ending on April 1, 2005, to be automatically extended on each April 1 for an additional one year term, subject to 90 days advance written notice by either the Company or Ms. Murphy of an intention not to renew the employment agreement. Upon execution of the employment agreement, Ms. Murphy received stock options exercisable for 100,000 ordinary shares.

    CONFIDENTIALITY. Each employment agreement provides that the executive will maintain in confidence all confidential matters and that the executive will not:

    - during employment or, upon receipt of severance compensation upon termination of employment, for one year thereafter, participate in the management of any business enterprise that engages in substantial and direct competition with us; or

    - during employment or for one year thereafter, attempt to influence, persuade or induce (or assist any other person in so persuading or inducing) any employee to leave us.

    SEVERANCE. In addition, each executive is entitled to severance compensation in the event of:

    - termination by us of the executive's employment in any case other than death, disability or cause;

    - termination by the executive of employment for "good reason" which shall mean

        (A.) prior to a change in control:

        (i.) the Company's failure to comply with any material provision of the employment agreement;

       (ii.) liquidations, dissolution, merger, consolidation or reorganization of the Company or all of its business and/or assets, unless a successor assumes all duties and obligations under the executive's employment agreement; or

       (iii.) upon our notification to the executive of our intent not to renew the executive's employment agreement at the expiration of the initial term or any anniversary thereafter.

        (B.) on or after a change in control:

        (i.) any of the events referenced above;

       (ii.) any mutual and adverse change to the executive's duties or authority inconsistent with the executive's title;

       (iii.) diminution of executive's title or positions;

       (iv.) the relocation of executive's office;

        (v.) a reduction of executive's base salary; or

       (vi.) a mutual reduction of executive's benefits.

    In the case of Messrs. French, McAvity and Scofield, good reason prior to a change in control also arises after the expiration of March 23, 2008, March 4, 2007, and April 6, 2006, respectively.

    In the case of Messrs. French, Willkomm and Scofield and Ms. Murphy, good reason after a change of control shall also be for any reason or without reason.

    The severance compensation that Mr. French will be entitled to upon any termination referred to above includes a lump sum payment equal to three times the sum of his annual base salary and incentive compensation at the highest respective rates in effect for any year prior to the termination.

    The minimum severance compensation that each executive, excluding
Mr. French, will be entitled to upon any such termination includes a lump sum payment equal to two times the sum of:

    - the executive's respective annual base pay at the highest rate in effect for any year prior to the termination; and

    - the annual incentive compensation at the highest rate in effect for any year prior to the termination.

    CHANGE OF CONTROL. In the instance of a change of control, each executive will be entitled to a lump sum payment equal to three times the sum of:

    - the executive's respective annual base pay at the highest rate in effect for any year prior to the termination; and

    - the annual incentive compensation at the highest rate in effect for any year prior to termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal year 2002, the Compensation Committee had responsibility for our executive compensation practices and policies. No officer or employee of the Company or its subsidiaries is a member of the Compensation Committee.

                        REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board had responsibility for our executive compensation practices and policies in 2002. The four directors on the Compensation Committee were independent, outside directors. Of the nine directors on the Board at the end of 2002, seven were independent, outside directors who were not officers or employees.

EXECUTIVE PAY POLICY AND OBJECTIVES

    Our compensation is intended to attract, retain and motivate the key people necessary to lead us to achieve our strategic objective of increased shareholder value over the long term, reflecting our belief that executive compensation should seek to align the interests of our executives with those of our shareholders.

    In addition, we believe compensations should be determined within a competitive framework based on overall financial results, teamwork and individual contributions that help build shareholder value. The primary objectives of our compensation program are to:

    - provide a direct link between pay and performance;

    - allocate a larger percentage of executive compensation to pay that is conditional or contingent in order to positively influence behavior and support accountability;

    - offer total compensation opportunities that are fully competitive with external markets in design and pay level; and

    - emphasize the need to focus on shareholder value, in addition to providing competitive value to our customers.

    Our compensation program utilizes four components to meet our compensation objectives: base salary, bonuses, short-term incentives and long-term compensation in the form of stock options.

    In establishing base salaries, we have adopted a strategy of setting executive salaries at or above market to retain and attract key executives, while providing incentive compensation pay opportunities, based on performance achievement. We set the salary ranges in this manner to ensure that our base salary practices do not put us at a competitive disadvantage in retaining and attracting key executives while ensuring an appropriate cost structure.

    Annual bonus compensation is based on individual and corporate performance during the prior fiscal year in relationship to performance targets. Under their respective employment contracts, each executive is eligible to receive a cash bonus at the sole discretion of the Board. Factors taken into consideration include, but are not limited to, ordinary share performance relative to our industry peer group, revenue and earnings growth, investment management results, return on shareholder equity and other key financial and operational measures. The bonuses awarded in 2002 were based on the aforementioned factors and were consistent with the level of accomplishment and appropriately reflected individual and Company performance in 2002.

    We believe that our current program of a base salary, bonuses and long- and short- term performance-based compensation that can be earned by our executive officers will increase long-term shareholder value.

BASE SALARY AND BONUSES

    The Board has reviewed and adjusted the salaries of its named executive officers for 2003. Messrs. French's, Willkomm's, Scofield's, and McAvity's and Ms. Murphy's current annual base salary is $600,000, $510,000, $350,000, $275,000, and $275,000, respectively. In February 2003 the Company paid
Messrs. French, Willkomm, Scofield, and McAvity and Ms. Murphy a bonus in the amount of $400,000, $400,000, $200,000, $75,000 and $100,000, respectively, in recognition of the performance and contribution of each to our business in 2002.

    The base salary adjustments for Messrs. Scofield and McAvity for 2003 were determined by the Compensation Committee's evaluation of their individual contributions toward the creation of shareholder value and the competitive market for the services of individuals possessing their skills and experience. Bonuses awarded to the above named executives were determined upon the same factors used for all executive management of the Company, including but not limited to our ordinary share performance, revenue and business growth, investment management results, return on shareholders' equity and growth of our operating income.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    Mr. French served as the Company's Chairman of the Board and Chief Executive Officer. The Compensation Committee approved all components of Mr. French's 2002 compensation. The compensation reported for Mr. French in the compensation tables and discussed in this report represents amounts paid for Mr. French's services in 2002.

    Mr. French's 2002 compensation was determined pursuant to the same policy and philosophy used for all executive officers. In determining Mr. French's total compensation for 2002, the Compensation Committee reviewed the strong financial results of the Company, Mr. French's superior leadership during his tenure, his industry experience, his role in the continued strategic positioning of the Company and achievement of operational goals.

STOCK OPTIONS

    Prior to February 11, 2002, the Option Committee oversaw the administration of the Option Plans. The Option Plans are designed to provide incentive compensation to our directors, executive officers, and other key employees, consultants and advisors. Since February 11, 2002 the Compensation Committee has overseen the administration of the Option Plans.

    The foregoing report on executive compensation is provided by the Compensation Committee of the Board of Directors of the Company during 2002:

G. William Caulfeild-Browne--Chairman
Michael Austin
Lord Norman Lamont
Glenn S. Schafer

    PERFORMANCE GRAPH

    The following graph compares the cumulative shareholder return on our ordinary shares with the Standard & Poor's 500 Stock Index, Standard & Poor's (Life/Health) Index. The indices are included for comparative purposes only, do not necessarily reflect management's opinion that such indices are an appropriate measure of relative performance of the Company's ordinary shares, and are not intended to forecast or be indicative of future performance of the ordinary shares. The comparison assumes $100 was invested as of November 24, 1998 (the date our ordinary shares began trading on a "when issued" basis) and the reinvestment of all dividends. The closing market price of the Company's ordinary shares on December 31, 2002 was $17.08 per share.

    COMPARISON OF CUMULATIVE SHAREHOLDER RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                 24-NOV-98  DEC-98  DEC-99  DEC-00  1-DEC   2-DEC
SCOTTISH ANNUITY & LIFE HLDG           100   98.65   59.68   89.37  146.08  133.27
S&P 500 INDEX                          100  104.03  125.92  114.46  100.85   78.56
S&P 500 LIFE & HEALTH INSURANCE        100   99.64   85.67    97.5   89.96   75.36

        PROPOSAL FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 2)

    On February 10, 2003, the Audit Committee selected, and the Board unanimously approved the selection, subject to ratification by the Company's shareholders of Ernst & Young LLP to continue to serve as independent auditors for the Company and its subsidiaries for the fiscal year ending December 31, 2003. Ernst & Young LLP has served as the Company's independent auditors since 1998.

    Representatives of Ernst & Young LLP are expected to be present at the Annual General Meeting and will have the opportunity to make statements and to respond to appropriate questions raised at the Annual General Meeting.

    Ratification of the independent auditor requires the affirmative vote by ordinary resolution of the holders of at least a majority of the issued and outstanding ordinary shares of the Company present and voting in person or by proxy at the Annual General Meeting. Abstentions and broker non-votes will be deemed present and entitled to vote but will not be counted as a vote for or against ratification of the independent auditor, and therefore will not have the effect of a vote against ratification of the independent auditor. The Company intends to conduct all voting at the Annual General Meeting by poll.

AUDIT COMMITTEE REPORT

    On May 31, 2002, the Board adopted an Audit Committee Charter, which was last amended on February 10, 2003. A copy of this amended Audit Committee Charter is included as Annex A to this Proxy Statement. The Audit Committee is currently composed of five outside directors who are not officers of employees of the Company or its subsidiaries. All members of the Audit Committee are independent as defined by Section 303 of the New York Stock Exchange Listed Company Manual.

    As more fully described in the Audit Committee Charter, the Audit Committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for performing an audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of the financial statements to generally accepted accounting principles. The internal auditors are responsible to the Audit Committee for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee determines.

    The Audit Committee has reviewed and discussed with the Company's management and Ernst & Young LLP, the Company's independent auditors, the audited financial statements of the Company contained in the Company's Annual Report to Shareholders on Form 10-K for the year ended December 31, 2002. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed pursuant to SAS No. 61 and SAS No. 90 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

    The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), and has discussed with Ernst & Young LLP their independence. The Audit Committee has also considered whether the provision of information technology services and other non-audit services to the Company by Ernst & Young LLP is compatible with maintaining their independence.

    Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

    The foregoing report is provided by the following independent directors who constitute the Audit Committee:

Michael Austin                 G. William Caulfeild-Browne    Robert M. Chmely
Chairman

Hazel R. O'Leary               Khanh T. Tran

FEES BILLED TO THE COMPANY BY ERNST & YOUNG LLP

    The following is a description of the fees billed to the Company by Ernst & Young LLP during the years ended December 31, 2001 and 2002:

    AUDIT FEES. Audit fees include fees paid in connection with the annual audit of the Company's financial statements, audits of subsidiary financial statements and review of interim financial statements. Audit fees also include fees for services that are closely related to the audit and in many cases could only be provided by our independent auditors. Such services include comfort letters and consents related to SEC registration statements and other capital raising activities and certain reports relating to regulatory filings. The aggregate fees billed to the Company by Ernst & Young LLP for audit services for the years ended December 31, 2001 and December 31, 2002 totaled approximately $607,000 and $812,000, respectively.

    AUDIT RELATED FEES. Fees for audit related services include due diligence services related to mergers and acquisitions, accounting consultations, audits in connection with proposed or consummated acquisitions and information system audits. The aggregate fees billed to the Company by Ernst & Young LLP for audit relating services for the years ended December 31, 2001 and December 31, 2002 totaled approximately $76,000 and $228,000, respectively.

    TAX FEES. Tax fees include corporate tax compliance, counsel and advisory services, and tax planning. The aggregate fees billed to the Company by Ernst & Young LLP for tax related services for the years ended December 31, 2001 and December 31, 2002 totaled approximately $519,000 and $528,000, respectively.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The Company did not engage Ernst & Young LLP to provide advice or services regarding financial information systems design and implementation for the years ended December 31, 2001 and December 31, 2002.

    ALL OTHER FEES. Fees billed to the Company by Ernst & Young LLP for all non-audit services rendered to the Company during the years ended December 31, 2001 and December 31, 2002 totaled approximately $75,000 and $21,000, respectively.

    The Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP's independence with respect to the Company and has determined that the provision of non-audit services is consistent with and compatible with Ernst & Young LLP maintaining its independence.

      THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF
                   ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the

Company with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by it with respect to fiscal year 2002, or written representations from certain reporting persons, during the year ended December 31, 2002, all Section 16(a) filing requirements applicable to the directors, officers and greater than 10% shareholders were complied with by such persons.

                                 ANNUAL REPORT

    The Annual Report on Form 10-K of the Company accompanies this proxy statement. The Annual Report on Form 10-K is not to be deemed part of this Proxy Statement. Upon written request of a shareholder, the Company will furnish, without charge, a copy of the Company's Annual Report on Form 10-K, as filed with the SEC. If you would like a copy of this Annual Report, please contact Scottish Annuity & Life Holdings, Ltd., P.O. Box HM 2939, Crown House, Third Floor, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda, Attn: Secretary.

                                          By Order of the Board of Directors,

                                          [GRAPHIC]

                                          Scott E. Willkomm
                                          PRESIDENT

Hamilton, Bermuda
April 2, 2003

                                                                         ANNEX A

                       SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
                            AUDIT COMMITTEE CHARTER

                            AUDIT COMMITTEE CHARTER
                                     INDEX

                                                                PAGE
                                                              --------
Mission Statement...........................................    A-3

Organization................................................    A-4

  -  Size of Committee

  -  Membership Qualifications

  -  Frequency of Meetings

  -  Appointment of Committee

  -  External Auditor

  -  Internal Auditor

Members of the Audit Committee..............................    A-6

Audit Committee Roles and Responsibilities..................    A-7

Reporting Responsibilities..................................    A-9

Procedural Matters..........................................    A-9

                               MISSION STATEMENT

    The Audit Committee ("Committee") is established to assist the Board of Directors ("Board") of Scottish Annuity & Life Holdings, Ltd. (the "Company") in fulfilling its oversight responsibilities relating to (a) the integrity of the accounting for the Company's financial position and results of operations,
(b) compliance with legal and regulatory requirements, (c) the external auditor's qualifications and independence, (d) performance of the Company's internal audit function and external auditors, and (e) preparation of all necessary reports the Securities and Exchange Commission (the "SEC") may require to be included in the Company's annual proxy statement as well as such other matters as may from time to time be specifically delegated to the Committee by the Board.

    While the Committee has the powers and responsibilities set forth in this Charter and the Company's Memorandum and Articles of Association, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in compliance with generally accepted accounting principles, which is the responsibility of management and the external auditor. Likewise, it is not the responsibility of the Committee to conduct investigations or to resolve disputes, if any, between management and the external auditor. Management has the responsibility for preparing financial statements and internal controls and the external auditor has the responsibility for auditing the financial statements.

    In performing its duties, the Committee will maintain effective working relationships with the Board, management, and the internal and external auditors. In carrying out its responsibilities, the Committee will maintain flexible policies and procedures in order to best react to a changing environment. To effectively perform his or her role, each Committee member will obtain an understanding of the responsibilities of Committee membership as well as the Company's business operations and risks.

                                  ORGANIZATION

SIZE OF COMMITTEE

    The Committee will initially be comprised of at least three directors, but this number will be subject to future review. The Committee will elect one of its members to serve as Chairman of the Committee (the "Chairman") on an annual basis. The retiring Chairman may, however, be re-elected.

MEMBERSHIP QUALIFICATIONS

    The Committee Members shall meet the following requirements:

    (i) Shall be independent of management and free from any relationship with the Company that would interfere with the exercise of independent judgment as a Committee member. In determining independence, the Board will observe the requirements of Sections 303.01 and 303.02 of the NYSE Listed Company Manual.

    (ii) Shall be financially literate or must become financially literate within a reasonable period of time after appointment to the Committee. The Board will determine, in its business judgment, whether a director meets the financial literacy requirement. (See Section 303.01
         (B)(2)(b)).

   (iii) At least one member of the Committee must have accounting or related financial management expertise, as determined by the Board in its business judgment (See Section 303.01(B)(2)(c)).

    (iv) A director who meets the definition of independence mandated for a Committee member but who also holds 20% or more of the Company's stock (or who is a general partner, controlling shareholder or officer of any such holder) shall not chair, or be a voting member of, the Committee.

    (v) Committee Members are prohibited from receiving any consulting, advisory or compensation fees from the Company.

    In addition, one member of the Committee shall qualify as a "financial expert," subject to the SEC's definition of "financial expert" when those regulations are published.

FREQUENCY OF MEETINGS

    The Committee shall meet at least four times a year or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Committee may request any officer or employee of the Company or the Company's outside legal counsel or external auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may meet with management, the external auditors and others in separate private sessions to discuss any matter that the Committee, management, the external auditor or such other persons believe should be discussed privately.

APPOINTMENT OF COMMITTEE

    The Board will appoint the members of the Committee. The Board will, or will delegate to the members of the Committee the responsibility to, appoint a Chairman. The Chairman will, in consultation with the other members of the Committee, the Company's external auditor and the appropriate officers of the Company, be responsible for calling the meetings of the Committee, establishing agenda therefore and supervising the conduct thereof.

EXTERNAL AUDITOR

    The external auditor for the Company is ultimately accountable to the Board and the Committee. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the external auditor. Alternatively, the Committee and the Board may nominate the external auditor to be proposed for shareholder approval in any proxy statement.

INTERNAL AUDITOR

    The internal auditor for the Company is ultimately accountable to the Board and the Committee. The Committee has the ultimate authority and responsibility to direct, select, evaluate, and where appropriate, replace the internal auditor.

                         MEMBERS OF THE AUDIT COMMITTEE

    The Committee members appointed by the Board are as follows:

        Michael Austin(1)

        G. William Caulfeild-Browne

        Robert M. Chmely

        Hazel R. O'Leary

        Khanh T. Tran

------------------------

(1) Michael Austin was elected Chairman of the Audit Committee on 28th April
    1999.

                   AUDIT COMMITTEE ROLES AND RESPONSIBILITIES

    - Review and confirm the independence of the external auditor by reviewing, among other things, information related to the non-audit services provided and expected to be provided as well as the external auditor's assertion of independence in accordance with professional standards. The Committee is responsible for (1) ensuring the external auditor submits on a periodic basis to the Committee a formal written statement affirming its independence and delineating all relationships between the external auditor and the Company, (2) actively engaging in dialogue with the external auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the external auditor, and (3) taking, or recommending that the Board take, appropriate action to oversee the independence of the external auditor.

    - Review the audit fee, the external auditor's non-audit services and facts related to the independence of the external auditor such as the extent to which non-audit services have been performed.

    - Select, evaluate and where appropriate, replace the external auditor. The Committee shall have sole authority to approve the audit engagement fees and terms as well as all significant non-audit related engagements of the external auditor.

    - Nominate the external auditor for shareholder approval in any Company proxy statement.

    - Gain an understanding of whether internal control recommendations made by the external auditor has been implemented by management.

    - Review with management, the external auditor, the senior internal auditing executive (if any), the General Counsel and, if to the extent deemed appropriate by the Chairman, members of their respective staffs, the adequacy and effectiveness of the Company's internal accounting controls, the Company's financial, auditing and accounting organizations and personnel and the Company's policies and compliance procedures with respect to business practices.

    - Elicit recommendations, if any, from the external auditor for improvements or additions to the Company's internal control procedures.

    - Ensure that the external auditor keeps the Committee informed about the results of their procedures relating to fraud, illegal acts, and deficiencies in internal control.

    - Review, after consultation with the external auditor and management, the audit plan, scope and procedures.

    - Review the financial statements contained in the annual report with management and the external auditor to determine if the external auditor is satisfied with the disclosures and content to be presented to shareholders.

    - Meet with the external auditor, internal auditor (if any) or management privately to discuss any matters that the Committee, the external auditor, internal auditor or management believe should be discussed privately.

    - Review and reassess the Committee's Charter on an annual basis.

    - Set clear hiring policies for employees or former employees of the external auditors.

    - Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements.

    - Require the Company to set up and maintain an internal audit function.

    - Conduct an annual performance evaluation of the Committee. The Committee shall review: (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company; and (d) earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information).

    - Review such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable.

    - Obtain advice and assistance, as appropriate, from outside legal, accounting and other advisors without seeking Board approval.

    - Make recommendations to the Board on any such matters within the scope of its function, as the Committee believes warrant consideration by the Board.

    - Establish procedures for handling complaints regarding the Company's accounting practices and for confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

                           REPORTING RESPONSIBILITIES

    Regularly update the Board about Committee activities and make appropriate recommendations.

    The Committee will prepare, with the assistance of management, the external auditor and legal counsel, a report for inclusion in the Company's proxy or information statement relating to the annual meeting of security holders at which directors are to be elected that complies with the requirements of the federal securities laws.

                               PROCEDURAL MATTERS

    One-third of the members, but not less than two, will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Committee will meet as such times as shall be determined by its Chairperson, or upon the request of any two of its members. The Chairperson will preside, when present, at all meetings of the Committee. The Committee will keep a record of its meetings and report on them to the Board. The Committee may meet by telephone or videoconference and may take action by written consent.

SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.



                                                HOLDER ACCOUNT NUMBER


                             | | Mark this box with an X if you have made
                                 changes to your name and address details above.


--------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
--------------------------------------------------------------------------------

A     ELECTION OF THREE CLASS II DIRECTORS

1.    The Board of Directors recommends a vote FOR the listed nominees.

                                           FOR          WITHHOLD
                                           ---          --------
01 - Michael Austin                        | |             | |

02 - Lord Norman Lamont                    | |             | |

03 - Scott E. Willkomm                     | |             | |



B     ISSUE

The Board of Directors recommends a vote FOR the following proposal.

                                                FOR      AGAINST     ABSTAIN
                                                ---      -------     -------
2.    Ratification of Ernst &Young LLP as       | |        | |         | |
      independent auditors.


This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted "FOR" the election of the Director nominees in Proposal 1 and "FOR" the Ratification of Ernst & Young LLP as independent auditors.

              PLEASE VOTE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.


C AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

IMPORTANT: Whether or not you expect to attend the meeting in person, please date, sign and return this proxy. Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature 1 - Please keep signature within the box

---------------------------------------------------

Signature 2 - Please keep signature within the box

---------------------------------------------------

Date (mm/dd/yyyy)

              /                   /
---------------------------------------------------

PROXY - SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

The undersigned acknowledge(s) receipt of the Proxy Statement of Scottish Annuity & Life Holdings, Ltd. (the "Company") relating to the 2003 Annual General Meeting of Shareholders (the "Annual General Meeting") and hereby constitute(s) and appoint(s) Michael C. French and Scott E. Willkomm, attorneys and proxies of the undersigned, with full power of substitution and resubstitution to each and with all the powers the undersigned would possess if personally present, to vote for and in the name and place of the undersigned all ordinary shares of the Company held or owned by the undersigned, or standing in the name of the undersigned, at the Annual General Meeting to be held on Monday, May 5, 2003, commencing at 11:00 a.m. Bermuda time, at the Fairmont Southampton Princess, 101 South Shore Road, Southampton SN 02, Bermuda, or any adjournment or postponement thereof, upon the matters referred to in the Proxy Statement for the Annual General Meeting as stated below and on the reverse side. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual General Meeting or any adjournment or postponement thereof. A majority of said attorneys and proxies present and acting at the Annual General Meeting (or if only one shall be present and act, then that one) shall have, and may exercise, all the powers of all said attorneys and proxies hereunder.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SCOTTISH ANNUITY & LIFE HOLDINGS, LTD. UNLESS OTHERWISE SPECIFIED BELOW OR ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES OF THE BOARD OF DIRECTORS LISTED BELOW, AND "FOR" THE RATIFICATION OF ERNST & YOUNG LLPAS SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.'S INDEPENDENT AUDITORS. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL GENERAL MEETING.

Regardless of whether you plan to attend the Annual General Meeting of Shareholders, you can be sure your shares are represented at the Annual General Meeting by promptly returning your proxy in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS AVOTE "FOR" PROPOSALS 1 AND 2.

PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

1. ELECTION OF THREE CLASS II DIRECTORS to serve until Scottish Annuity & Life Holdings, Ltd.'s 2006 Annual General Meeting of Shareholders. The nominees are Michael Austin, Lord Norman Lamont and Scott E. Willkomm.

2. RATIFICATION OF THE APPOINTMENT of Ernst & Young LLP as independent auditors.